Free Writing Prospectus Registration Statement No. 333-156423 Dated March 17, 2011 Filed pursuant to Rule 433

Exchange Traded Notes

Morgan Stanley is a global financial services firm that, through its subsidiaries and affiliates, provides its products and services to a large and diversified group of clients and customers, including corporations, governments, financial institutions and individuals. Our client base -- ranging from some of the largest global institutional investors to hedge funds at the cutting edge of innovation in the industry -- turns to Morgan Stanley's depth of talent, global product range and leading market share for sales, trading, and market-making services in virtually every type of financial instrument.

Morgan Stanley Exchange Traded Notes (ETNs) are senior, unsecured debt securities issued by Morgan Stanley (the Issuer) that provide access to returns linked to a variety of strategies and markets, less accrued tracking fees.
Morgan Stanley ETNs can be utilized by a variety of investors to obtain access to markets or strategies that may not be easily accessible via existing investment tools.

Convenience and possible liquidity of an exchange-traded security Transparent exposure to a published index
Single financial instrument which should result in lower overall sales commissions compared to trading in the underlying assets Access to asset classes and strategies, some of which have historically low correlations to traditional asset classes

Morgan Stanley Cushing[R] MLP High Income Index ETNs
Launched in March 2011, the Cushing[R] MLP High Income Index ETNs provide investors access to the emerging asset class of Master Limited Partnerships
(MLPs) through a convenient and cost efficient investment vehicle relative to purchasing the underlying MLPs directly.

For questions regarding our Exchange Traded Notes, send an email to
etns@morganstanley.com or call toll-free 1-855-227-2994.

General Risk Considerations

Loss of principal Credit risk Reference index risk No voting rights Listing and
Liquidity Repurchase right risk Concentrated investment risk Fees Hedging activity Issuer call right Acceleration right

Morgan Stanley ETNs are debt securities subject to credit risk and not equivalent to exchange traded funds or ETFs that are typically registered investment companies that hold an underlying portfolio of securities.

The risks identified above are not an exhaustive list of all the risks related to an investment in a Morgan Stanley ETN. For the relevant risks for the Morgan
Stanley ETN that you are considering purchasing you should also carefully review the related "Risk Factors" section of the relevant pricing supplement and accompanying prospectus supplement and prospectus.

Morgan Stanley has filed a registration statement (including a prospectus and prospectus supplement) with the SEC for any offering to which this material relates. Before you invest, you should read the prospectus in that registration statement, the applicable pricing supplement, prospectus supplement and other documents Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and that offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Morgan
Stanley, any underwriter or any dealer participating in any offering will arrange to send you the prospectus if you request it by calling toll-free
1-866-718-1649.

Products
Morgan Stanley Cushing[R] MLP
High Income Index ETN

      The services described on this Web site may not be available in all jurisdictions or to all persons. For further detail, please see our Terms of
                                      Use.
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                                                                               1

Investor Materials

FACTSHEETS

Morgan Stanley Cushing[R] MLP High Income Index ETN

PROSPECTUS

Morgan Stanley Cushing[R] MLP High Income Index ETN

INDEX FACTSHEETS

Cushing[R] MLP High Income Index

Products
Morgan Stanley Cushing[R] MLP
High Income Index ETN

      The services described on this Web site may not be available in all jurisdictions or to all persons. For further detail, please see our Terms of
                                      Use.
     Morgan Stanley and Co. Incorporated Financial Statement | Patriot Act
         Disclosure| SEC Rules 605 and 606 Disclosures| BCP Information
     Careers | Press | Contact Us | Global Offices | Privacy | Terms of Use
                            [C] 2011 Morgan Stanley.
                              All rights reserved.
                                                                               2

Important Information

ETNs or other securities mentioned in this Website may not be suitable or appropriate for all investors or in all geographical areas. Your particular needs, investment objectives and financial situation were not taken into account in the preparation of this website and the materials contained herein.
You must make your own independent decisions regarding any ETNs or other securities mentioned herein. The information on the ETNs does not constitute a specific recommendation to buy any security.

The information on the ETNs offered in this website is not, and is not intended to be, a complete discussion of all relevant, material information. If you are considering an investment in one or more ETNs, you should refer to the applicable ETN pricing supplement, prospectus supplement and accompanying prospectus (offering materials) and should consult with your legal, tax and financial advisors prior to deciding whether to invest in ETNs. In the event of any inconsistency between this website, any other materials and the offering materials for a particular offering of ETNs, you should rely on the applicable offering materials in evaluating that offering. Please review the other terms and conditions relating to this website for additional important legal and other information relating to the ETNs.

Investments in securities such as ETNs require investors to assess several characteristics and risk factors that may not be present in other types of transactions. In reaching a determination as to the appropriateness of any proposed transaction, clients should undertake a thorough independent review of the legal, regulatory, credit, tax, accounting and economic consequences of such transaction in relation to their particular circumstances. We and/or our affiliated companies may make a market or deal as principal in the ETNs or other securities mentioned in this document or in options, futures, or other derivatives based thereon.

Any performance data quoted represents past performance. Past performance is not indicative of future returns. No representation or warranty is made that any returns indicated will be achieved. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein.
Transaction costs (such as commissions) are not included in the calculation of returns. Changes to the assumptions may have a material impact on any returns detailed. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs and changes to the assumptions set forth herein may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances. By submitting this communication to you, Morgan Stanley is not advising you to take any particular action based on the information, opinions or views contained herein, and acceptance of such document will be deemed by you acceptance of these conclusions.

Any term sheets, pricing supplements, fact sheets or other offering materials are provided solely for your convenience and are not intended for distribution to, or use by, any person or entity in any jurisdiction or country where such distribution or use would be contrary to local law.

ETNs may be sold throughout the day on the exchange through any brokerage account.  There are significant minimum size requirements on the number of ETNs you may require us to repurchase directly as specified in the relevant pricing supplement. Brokerage commissions may apply when buying or selling ETNs and there are tax consequences in the event of sale, early repurchase, issuer redemption or maturity of ETNs. Sales in the secondary market may result in significant losses.

Neither the SEC nor any state securities commission has approved or disapproved of the ETNs or passed upon the adequacy of any offering materials on the
Website. Any representation to the contrary is a criminal offense.

Morgan Stanley and others associated with it may make markets or specialize in, have or may in the future enter into principal or proprietary positions (long or short) in and effect transactions in the ETNs and/or instruments underlying, or related to, them, and effect transactions in securities of companies or trading strategies mentioned or described herein and may also perform or seek to perform investment banking, brokerage or other services for those companies and may enter into transactions with them. We may at any time modify or liquidate all or a portion of such positions and we are under no obligation to contact you to disclose any such intention to modify or liquidate or any such modification or liquidation.

The materials on this website may not be distributed in any jurisdiction where it is unlawful to do so. The products described on this website are not intended to be marketed, sold or made available for offer or sale in jurisdictions where it is unlawful to do so. Persons accessing these pages are required to inform themselves about and to observe any such restrictions, and such investors will not be able to purchase the securities described.

Products
Morgan Stanley Cushing[R] MLP
High Income Index ETN

Selected ETN Risks and Considerations:

o    Loss of principal -- the ETNs do not generally pay regular, periodic coupons and do not guarantee that investors will receive any return of their principal investment at maturity. Investors may lose up to 100% of their original investment.

o    Credit risk -- the ETNs are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the ETNs.

o    Reference index risk -- the return on each ETN is linked to the performance of the relevant reference index, which, in turn, is linked to the prices of the constituent assets underlying such index. These prices are determined based on a variety of market and economic factors and may change unpredictably, affecting the value of the underlying index and, consequently, the value of the ETNs.

o    No voting rights -- investing in the ETNs is not equivalent to investing in the constituent assets underlying the reference indices. As an investor in the ETNs, you will not have voting rights and may not have any rights to receive dividends or other distributions or any other rights with respect to the constituent assets underlying the reference indices.

o    Listing and Liquidity -- the ETNs may not have an active secondary trading market and may not continue to be listed over their term.

o    Repurchase right risk -- any rights that holders of ETNs may have to elect to require the Issuer to repurchase their ETNs may be subject to substantial minimum size requirements and certain other limitations, including potential repurchase fees and procedures as specified in the relevant ETN pricing supplement. Investors will not know how much they will receive upon any early repurchase at the time they elect to require the
     Issuer to repurchase the ETNs.

o    Concentrated investment risk -- the constituent assets underlying the reference indices may be concentrated (for example, in a specific sector, strategy, country or industry, or a limited population of underlying constituents).

o    Fees -- the tracking fee will reduce the amount payable on the ETNs at maturity or upon any earlier repurchase. Assuming no changes in the level of the relevant reference index, other market conditions or any other relevant factors, the price, if any, at which MS and Co. or any other purchaser is willing to purchase the ETNs at any time in the secondary market will likely be lower than the original issue price, as a result of fees, dealer discounts, mark-ups or other transaction costs.

o    Hedging activity -- Morgan Stanley's hedging activity relating to the ETNs may adversely affect the levels of the reference indices, which may in turn adversely affect the value of the ETNs or the amount investors receive on their maturity or earlier repurchase.

o    Issuer call right -- Morgan Stanley will have the right to elect to redeem all, but not less than all, of an outstanding ETN, which may result in a loss of some or all of your original amount invested.

o    Acceleration right -- The ETNs may be accelerated and mandatorily repurchased by the Issuer, resulting in a loss of some or all of your investment.

Morgan Stanley ETNs are debt securities subject to credit risk and not equivalent to exchange traded funds or ETFs that are typically registered investment companies that hold an underlying portfolio of securities.

The risks identified above are not an exhaustive list of all the risks related to an investment in a Morgan Stanley ETN. For the relevant risks for the Morgan
Stanley ETN that you are considering purchasing you should also carefully review the related"Risk Factors" section of the relevant pricing supplement and accompanying prosprospectus supplement and prospectus.

U.S. Treasury Circular 230 Notice:
Morgan Stanley does not render advice on tax and tax accounting matters to clients.
 This information was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under US federal tax laws.

"Cushing[R]" is a registered trademark of Swank Capital, LLC and the Cushing[R]
MLP High Income Index is the property of Swank Capital, LLC. The use of both is granted under a license from Swank Capital, LLC. Swank Capital, LLC has contracted with Standard and Poors Financial Services LLC ("S and P") to
maintain and calculate the Cushing[R] MLP High Income Index. Standard and Poor's
and S and P are registered trademarks of Standard and Poor's Financial Services
LLC "Calculated by S and P Custom Indices" and its related stylized mark(s) are service marks of Standard and Poor's Financial Services LLC, and have been licensed for use by Swank Capital, LLC. Swank Capital, LLC and S and P and their respective affiliates shall have no liability for any errors or omissions in calculating the Cushing[R] MLP High Income Index. The ETNs are not issued, sponsored, endorsed, sold or promoted by Swank Capital LLC or its affiliates.
Swank Capital, LLC makes no representation or warranty, express or implied, to the owners of ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Cushing[R] MLP High Income Index to track general market performance. Swank
Capital, LLC's only relationship to the ETNs is the licensing of the Cushing[R]
MLP High Income Index, which is determined, composed and calculated without regard to the ETNs. Swank Capital, LLC has no obligation to take the needs of the owners of ETNs into consideration in determining, composing or calculating the Cushing[R] MLP High Income Index. Swank Capital, LLC is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of ETNs to be issued or in the determination or calculation of the equation by which the ETNs are to be converted into cash. Swank Capital, LLC has no obligation or liability in connection with the issuance, administration, marketing or trading of the ETNs.

Morgan Stanley has filed a registration statement (including a prospectus and prospectus supplement) with the SEC for any offering to which this material relates. Before you invest, you should read the prospectus in that registration statement, the applicable pricing supplement, prospectus supplement and other documents Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and that offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Morgan
Stanley, any underwriter or any dealer participating in any offering will arrange to send you the prospectus if you request it by calling toll-free
1-866-718-1649.

      The services described on this Web site may not be available in all jurisdictions or to all persons. For further detail, please see our Terms of
                                      Use.
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         Disclosure| SEC Rules 605 and 606 Disclosures| BCP Information
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                            [C] 2011 Morgan Stanley.
                              All rights reserved.
                                                                               3

FAQs

What is a Morgan Stanley ETN?
Morgan Stanley ETNs are senior, unsecured debt securities issued by Morgan
Stanley (the Issuer). They are designed to provide investors with a means to access the returns of market benchmarks or strategies. ETNs are not equities or index funds, but they do share some characteristics of each. Similar to equities, they are traded on an exchange and can be sold short in the market.
Like index funds, they are linked to the return of a benchmark index. However, as debt securities, ETNs do not own the constituent assets underlying the reference index they are tracking. As a result, investors in the ETNs are completely dependent on the creditworthiness of Morgan Stanley for any payments due on the ETNs.

What are the advantages of Morgan Stanley ETNs?
Morgan Stanley ETNs provide simple access to returns linked to a variety of asset classes and markets, less accrued tracking fees. Morgan Stanley ETNs can be utilized by a variety of investors to obtain access to markets or strategies that may not be easily accesible via existing investment tools.

Are the Morgan Stanley ETNs SEC-registered?
Yes. The Morgan Stanley ETNs are registered under the U.S. Securities Act of
1933.

Who is the Issuer?
These ETNs are issued by Morgan Stanley and all investors in the ETNs are subject to the credit risk of Morgan Stanley. Morgan Stanley, founded in 1935, is a leading global financial services firm providing a wide range of investment banking, securities, investment management and wealth management services. The Issuer's employees serve clients worldwide including corporations, governments, institutions and individuals from more than 1,300 offices in 42 countries.

Does an investor have any voting rights?
No. The Morgan Stanley ETNs have no voting or other rights with respect to the constituent assets underlying the reference indices.

How do I buy a Morgan Stanley ETN?
Investors can purchase Morgan Stanley ETNs through a broker in the secondary market on a U.S. securities exchange during regular market hours, similar to other exchange-traded securities.

How do I sell a Morgan Stanley ETN?
Investors can sell Morgan Stanley ETNs through a broker in the secondary market on a U.S. securities exchange during regular market hours. However, there is no assurance that there will be liquidity in the ETNs or that investors will be able to transact in the ETNs at favorable prices or at all.

How do I elect to require the Issuer to repurchase a Morgan Stanley
ETN?Investors may elect to require the Issuer to repurchase a block of Morgan
Stanley ETNs, subject to substantial minimum repurchase and procedural requirements as detailed in the applicable pricing supplement. Any repurchase by the Issuer may be subject to a repurchase fee.

Morgan Stanley has filed a registration statement (including a prospectus and prospectus supplement) with the SEC for any offering to which this material relates. Before you invest, you should read the prospectus in that registration statement, the applicable pricing supplement, prospectus supplement and other documents Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and that offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Morgan
Stanley, any underwriter or any dealer participating in any offering will arrange to send you the prospectus if you request it by calling toll-free
1-866-718-1649.

Products
Morgan Stanley Cushing[R] MLP
High Income Index ETN

      The services described on this Web site may not be available in all jurisdictions or to all persons. For further detail, please see our Terms of
                                      Use.
     Morgan Stanley and Co. Incorporated Financial Statement | Patriot Act
         Disclosure| SEC Rules 605 and 606 Disclosures| BCP Information
     Careers | Press | Contact Us | Global Offices | Privacy | Terms of Use
                            [C] 2011 Morgan Stanley.
                              All rights reserved.
                                                                               4

Morgan Stanley Cushing(R) MLP High Income Index ETN

The Exchange Traded Notes (ETNs) are based on the performance of the Cushing(R)
MLP High Income Index (the Index), which is a criteria-weighted index tracking the performance of 30 Master Limited Partnerships (MLPs) which hold energy infrastructure and related shipping assets in North America. These Index constituents are chosen for having the highest current indicative yields among
MLPs meeting certain criteria1. The quarterly coupon payments are linked to the cash distributions paid on the MLPs in the Index, less accrued tracking fees.
The ETNs are senior, unsecured debt obligations of Morgan Stanley.

Factsheet
Prospectus
Index Factsheet

--------------------------------------------------------------------------------
ETN Product Profile
--------------------------------------------------------------------------------
Product Name                 Morgan Stanley Cushing(R) MLP High Income Index ETN
--------------------------------------------------------------------------------
ETN Ticker                                                           MLPY Equity
Intraday Indicative Value Ticker                                  MLPY.IV Equity
Underlying Index                            The Cushing(R) MLP High Income Index
Index Ticker                                                          MLPY Index
Issuer                                                            Morgan Stanley
Current Indicative Yield of Index1                                         6.63%
ETN Annual Tracking Fee                                                    0.85%
Primary Exchange                                                       NYSE Arca
CUSIP                                                                  61760E846
ETN Inception Date                                                March 16, 2011
ETN Maturity Date                                                 March 21, 2031
--------------------------------------------------------------------------------
Source: Bloomberg, Swank as of March 1, 2011. The quarterly distributions on the
ETNs, if any, will be based on the actual quarterly distributions made by the
MLPs that are included in the Index net of the Annual Tracking Fee of 0.85% per
annum.

1 The "current indicative yield" of a security is defined as the last quarterly distribution annualized divided by the current security price, with adjustment in some cases made for more current information. See "Information About the
Index-Current Indicative Yield" in the pricing supplement. Since the current indicative yield reflects only the last quarterly distribution by the MLP, there can be no assurance that the MLPs included in the Index based on this past performance will make any distributions in the next or any future period.

--------------------------------------------------------------------------------
Index Total Returns (%)                 1-year Return          5-year Annualized
--------------------------------------------------------------------------------
The Cushing(R) MLP High Income Index        46.27%                        18.78%
Alerian MLP Index                           35.72%                        16.90%
SandP 500(R) Index                          19.43%                         2.37%
SandP 500(R) Utilities Index                12.54%                         3.54%
FTSE NAREIT Equity REITs Index(TM)          34.42%                         2.24%
BarCap US Aggregate Bond Index(TM)           5.00%                         5.86%
--------------------------------------------------------------------------------

Source: Bloomberg, as of March 1, 2011. The returns are provided for informational purposes only. The returns are total returns, which reflect the performance of each index including dividends. Historical performance of the
Index is not indicative of future performance of the Index or the ETNs. There is no guarantee that the Index or the ETNs will perform as well as or outperform any investment strategy. The data for the Cushing MLP(R) High Income Index for the period prior to its inception on July 19, 2010 is pro forma and is derived by using the Index's calculation methodology with historical prices.

Historical Total Return Index Performance from Inception of the Cushing(R) MLP
High Income Index

[GRAPHIC OMITTED]

Source: Bloomberg, as of March 1, 2011. Each of these indices was calculated based on a level for such index set equal to 100% on July 19, 2010. Historical performance of the Index is not indicative of future performance of the Index or of the ETNs. Fluctuations in the Index level may be more or less than that for the value of the ETNs. There is no guarantee that the Index or the ETNs will perform as well as or outperform any alternative investment strategy.

--------------------------------------------------------------------------------
Top 10 Cushing(R) MLP High Income Index Components
--------------------------------------------------------------------------------
Name                                                    Ticker          Weight
--------------------------------------------------------------------------------
Enbridge Energy Partners LP                               EEP           5.16%
Copano Energy LLC                                         CPNO          5.05%
Teekay Offshore Partners LP                               TOO           5.04%
Encore Energy Partners LP                                 ENP           5.03%
Boardwalk Pipeline Partners LP                            BWP           5.03%
Energy Transfer Partners LP                               ETP           5.00%
BreitBurn Energy Partners LP                              BBEP          4.93%
Regency Energy Partners LP                                RGNC          4.91%
Linn Energy LLC                                           LINE          4.85%
Inergy LP                                                 NRGY          4.85%
--------------------------------------------------------------------------------

Source: Bloomberg, as of March 1, 2011

MLP Overview

What are MLPs?
MLPs are partnerships that trade on U.S. public exchanges or markets (e.g.,
NYSE). Most MLPs own and operate assets in the energy sector as natural resource-based companies that own, build and maintain the energy infrastructure
(e.g., pipelines, storage facilities, gathering systems and processing plants)
of North America. They are structured as partnerships rather than taxable corporations, so they do not pay federal or state income taxes at the entity level. The business model of a typical MLP seeks the advantages of high barriers to entry, low price sensitivities and continued demand for energy-related products and services due to overall energy demand.

Why invest in MLPs?
MLPs have historically performed well in a variety of market environments, typically with low correlation to the market. Investors have favored this asset class for its recent history of high, stable and growing distributions. However, there can be no assurance that performance, low correlation or high distributions will continue in the future.

[GRAPHIC OMITTED]

Source: Bloomberg, as of March 1, 2011. "Alerian MLP Index", "REITs Index",
"Utilities Index", and "SandP 500(R) Index" refer to the Alerian MLP Index, the
Dow Jones U.S. Real Estate Index, the Utilities Select Sector Index, and the
SandP 500(R) Index, respectively. The last 12 month dividend yield equals the sum of gross dividend per share amounts that have gone ex-dividend over the prior 12 months, divided by the current price on the date shown above.

Benefits of Investing in the ETNs

o    Portfolio of MLPs: Exposure to a portfolio of 30 high income MLPs in a single investment.
o    Variable quarterly coupons: Based on the cash distributions, if any, made by the MLPs in the Index, less fees.
o    Simplified tax reporting: Investors receive Form 1099 (for coupon payments); no K-1 forms to deal with for underlying MLP exposure.
o    Reduced tracking error: Performance calculated based on benchmark index.

What are some of the key risks in the ETNs?

The ETNs may result in a loss of some or all of your investment.

The ETNs are unsecured debt obligations of Morgan Stanley and therefore are subject to the credit risk of Morgan Stanley.

Coupon payments are not guaranteed, will be variable and may be zero. The
Accrued Tracking Fee reduces the potential coupons and/or the payment at maturity, call or upon early repurchase.

The ETNs may not have an active secondary market and may not continue to be listed over their term.

The Index constituents are concentrated in the energy industry. The Index is solely comprised of securities of MLPs which hold energy infrastructure assets in North America.

The payment on the ETNs at maturity or call, or upon early repurchase, is linked to the VWAP Level, not to the closing level of the Index and not to the published intraday indicative value of the ETNs. The VWAP Level of the
Underlying Index will most likely differ from the closing level of the
Underlying Index.

Your right to obligate us to repurchase the ETNs is on a weekly basis and is subject to a substantial minimum size restriction of at least 100,000 ETNs and a
Repurchase Fee of 0.125% of the applicable Repurchase Amount as of the
Repurchase Valuation Date. Liquidity could be limited if you hold less than the minimum amount of ETNs.

The ETNs may be accelerated and mandatorily repurchased by the Issuer, resulting in a loss of some or all of your investment.

You will not know the Repurchase Amount that you will receive at the time you elect to request that we repurchase your ETNs.

Significant aspects of the tax treatment of the ETNs are uncertain.

Morgan Stanley ETNs are debt securities subject to credit risk and not equivalent to exchange traded funds or ETFs that are typically registered investment companies that hold an underlying portfolio of securities.

The risks identified above are not exhaustive. You should also review carefully the related "Risk Factors" section of the relevant pricing supplement for the
ETNs and the accompanying prospectus and prospectus supplement.

This material is provided by Morgan Stanley or its affiliate (Morgan Stanley).
Products and services mentioned in this publication may not be available for residents of certain jurisdictions. An investment in Morgan Stanley ETNs involves risks, including possible loss of principal. For a description of the restrictions relating to the ETNs and the primary risks see the applicable pricing supplement. Before you invest, you should read the applicable pricing supplement and any other documents that Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and the offering to which this communication relates. Investment suitability must be determined individually for each investor. The financial instruments described herein may not be suitable for all investors.

Past performance is not indicative of future returns. No representation or warranty is made that any returns indicated will be achieved.

This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult their own advisors on these matters. In the U.S., securities underwriting, trading and brokerage activities and MandA advisory activities are provided by
Morgan Stanley and Co. Incorporated, a registered broker/dealer that is a wholly owned subsidiary of Morgan Stanley, a member of the New York Stock Exchange and other principal exchanges, and a member of SIPC. (C)Morgan Stanley 2011, all rights reserved.

Cushing(R) is a registered trademark of Swank Capital, LLC and the Cushing(R)
MLP High Income Index is the property of Swank Capital, LLC. The use of both is granted under a license from Swank Capital, LLC. Swank Capital, LLC has contracted with Standard and Poors Financial Services LLC ("SandP") to maintain and calculate the Cushing(R) MLP High Income Index. Standard and Poor's and
SandP are registered trademarks of Standard and Poor's Financial Services LLC
"Calculated by SandP Custom Indices" and its related stylized mark(s) are service marks of Standard and Poor's Financial Services LLC, and have been licensed for use by Swank Capital, LLC. Swank Capital, LLC and SandP and their respective affiliates shall have no liability for any errors or omissions in calculating the Cushing(R) MLP High Income Index. The ETNs are not issued, sponsored, endorsed, sold or promoted by Swank Capital LLC or its affiliates.
Swank Capital, LLC makes no representation or warranty, express or implied, to the owners of ETNs or any member of public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Cushing(R) MLP High Income Index to track general market performance. Swank
Capital, LLC's only relationship to the ETNs is the licensing of the Cushing(R)
MLP High Income Index, which is determined, composed and calculated without regard to the ETNs. Swank Capital, LLC has no obligation to take the needs of the owners of ETNs into consideration in determining, composing or calculating the Cushing(R) MLP High Income Index. Swank Capital, LLC is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of ETNs to be issued or in the determination or calculation of the equation by which the ETNs are to be converted into cash. Swank Capital, LLC has no obligation or liability in connection with the issuance, administration, marketing or trading of the ETNs.

Morgan Stanley has filed a registration statement (including a prospectus and prospectus supplement) with the SEC for any offering to which this material relates. Before you invest, you should read the prospectus in that registration statement, the applicable pricing supplement, prospectus supplement and other documents Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and that offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Morgan
Stanley, any underwriter or any dealer participating in any offering will
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